     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1999

                                                 REGISTRATION NO. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                           NO. 41-0747868
              (State of incorporation)                                  (I.R.S. Employer
                                                                     Identification Number)
                ONE POST OAK CENTRAL                                    Z. S. KOBIASHVILI
         2000 POST OAK BOULEVARD, SUITE 100                    2000 POST OAK BOULEVARD, SUITE 100
              HOUSTON, TEXAS 77056-4400                             HOUSTON, TEXAS 77056-4400
                   (713) 296-6000                                        (713) 296-6000
          (Address, including zip code, and                  (Name, address, including zip code, and
      telephone number, including area code, of              telephone number, including area code,
           registrant's executive offices)                            of agent for service)

                             ---------------------

                                   Copies to:

                 JOHN B. CLUTTERBUCK                                    CRAIG E. CHAPMAN
        MAYOR, DAY, CALDWELL & KEETON, L.L.P.                           BROWN & WOOD LLP
              700 LOUISIANA, SUITE 1900                              ONE WORLD TRADE CENTER
              HOUSTON, TEXAS 77002-2778                           NEW YORK, NEW YORK 10048-0557

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
         SECURITIES TO BE REGISTERED(1)            REGISTERED(2)        UNIT(3)(4)          PRICE(4)(5)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock and Related Rights, Preferred
  Stock, Depositary Shares and Debt
  Securities....................................        --                  --             $1,000,000,000        $278,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers debt securities, preferred stock, and common stock and related rights which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) In no event will the aggregate initial offering price of common stock and related rights, preferred stock, depositary shares and debt securities issued under this registration statement exceed $1,000,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(4) The proposed maximum offering price per unit will be determined from time to time by Apache in connection with, and at the time of, the issuance by Apache of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 2, 1999.

                                 $1,000,000,000

                               APACHE CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES

                             ---------------------

     We may from time to time issue up to a total of $1,000,000,000 of our common stock and related rights, preferred stock, depositary shares and/or debt securities. The accompanying prospectus supplement will specify the terms of the securities.

                             ---------------------

     Apache may sell these securities to or through underwriters, and also to other purchasers or through agents. The accompanying prospectus supplement will specify the names of these underwriters or agents.

                             ---------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                             ---------------------

                       Prospectus dated           , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Apache Corporation..........................................    2
Ratios of Earnings to Fixed Charges and Ratios of Earnings
  to Combined Fixed Charges and Preferred Stock Dividends...    2
Use of Proceeds.............................................    3
The Securities We May Offer.................................    3
Description of Capital Stock................................    4
Description of Depositary Shares............................   10
Description of Debt Securities..............................   13
Book-Entry Securities.......................................   25
Plan of Distribution........................................   27
Legal Matters...............................................   28
Experts.....................................................   28

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, will include or refer you to all material information relating to each offering.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549;

     - 7 World Trade Center
       New York, New York 10048; and

     - Citicorp Center
       500 West Madison Street
       Chicago, Illinois 60661.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock has been listed and traded on the New York Stock Exchange since 1969 and the Chicago Stock Exchange since 1960. Accordingly, you may inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the Chicago Stock Exchange, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       1998.

     - Current Report on Form 8-K dated March 2, 1999 (as amended by Amendment No. 1 on Form 8-K/A filed on March 5, 1999).

This description may be further amended from time to time.

     Each of these documents is available from the Securities and Exchange Commission's web site and public reference rooms described above. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning Cheri L. Peper, Corporate Secretary, at our principal executive office, which is:

       Apache Corporation
       2000 Post Oak Boulevard, Suite 100
       Houston, Texas 77056-4400
       (713) 296-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

                               APACHE CORPORATION

     Apache Corporation is a Delaware corporation formed in 1954. We are an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, our exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside of North America, we have exploration and production interests offshore Western Australia, in Egypt and offshore the Ivory Coast, and exploration interests in Poland and offshore The People's Republic of China.

     We hold interests in many of our U.S., Canadian and international properties through operating subsidiaries, such as Apache Canada Ltd., DEK Energy Company, which was formerly known as DEKALB Energy Company, Apache Energy Limited, which was formerly known as Hadson Energy Limited, Apache International, Inc., and Apache Overseas, Inc. The properties referred to in this prospectus, in any prospectus supplement or in any other document incorporated by reference in this prospectus may be held by our subsidiaries. We treat all operations as one line of business.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were the same for each of the periods indicated in the table below. This is because there were no shares of preferred stock outstanding prior to 1998, and because our 1998 earnings were inadequate to cover fixed charges and dividends as described below.

    YEAR ENDED DECEMBER 31,
--------------------------------
1998   1997   1996   1995   1994
----   ----   ----   ----   ----
  --   2.93   2.72   1.15   2.34

     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were computed based on

     - "earnings," which consist of consolidated income or losses from continuing operations plus income taxes and fixed charges, except capitalized interest, or, in the case of our ratios of earnings to combined fixed charges and preferred stock dividends, those earnings plus preferred stock dividends; and

     - "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest, or, in the case of our ratios of earnings to combined fixed charges and preferred stock dividends, those fixed charges plus preferred stock dividends.

     Due to the $243.2 million non-cash write-down of the carrying value of our U.S. proved oil and gas properties, for the year ended December 31, 1998, our 1998 earnings were inadequate to cover fixed charges by $236.8 million and inadequate to cover combined fixed charges and preferred stock dividends by $239.7 million.

     On May 17, 1995, Apache acquired DEKALB Energy Company, which is now known as DEK Energy Company, through a merger which resulted in DEKALB becoming a wholly-owned subsidiary of Apache. The merger was accounted for as a "pooling of interests." As a result, our financial information for all preceding periods was restated.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things:

     - the repayment of outstanding indebtedness;

     - working capital;

     - capital expenditures; and

     - acquisitions.

     The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

                          THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

     - common stock and related rights;

     - preferred stock;

     - depositary shares; and/or

     - debt securities.

     In this prospectus, we will refer to the common stock and related rights, preferred stock, depositary shares and debt securities collectively as "securities." The total dollar amount of all securities that we may issue under this prospectus will not exceed $1,000,000,000.

     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our charter, bylaws and stockholder rights plan that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

     Under our charter, our authorized capital stock consists of 215,000,000 shares of common stock, $1.25 par value per share, and 5,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

COMMON STOCK

     As of March 31, 1999, Apache had approximately 97,820,667 shares of common stock issued and outstanding. Each outstanding share of common stock currently has attached to it one preferred share purchase right issued under our stockholder rights plan, which is summarized below. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

  Voting

     For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on the books of Apache. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of Series B preferred stockholders and any future holders of preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

  Dividends

     If our board of directors declares a dividend, holders of common stock will receive payments from the funds of Apache that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we have granted to Series B preferred stockholders or may grant to future holders of preferred stock.

  Liquidation

     If Apache is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock.

  Other Rights and Restrictions

     Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by Apache. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

     When we issue shares of common stock, the shares will be fully paid and nonassessable. Delaware law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock, when we are insolvent, or that renders us insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent.

  Listing

     Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange.

  Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Norwest Bank Minnesota, National Association.

PREFERRED STOCK

  General

     We have 5,000,000 shares of no par preferred stock authorized, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock and 100,000 shares have been designated as 5.68% Series B Cumulative Preferred Stock. The remaining shares of preferred stock are undesignated.

     Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

  Series A

     The shares of Series A preferred stock are authorized for issuance pursuant to rights that trade with outstanding Apache common stock and are reserved for issuance upon the exercise of the rights discussed below under the caption
"-- Stockholder Rights Plan."

  Series B

     As of March 31, 1999, Apache had issued and outstanding 100,000 shares of Series B preferred stock in the form of one million depositary shares, each representing one-tenth ( 1/10) of a share of Series B preferred stock. The Series B preferred stock has no stated maturity, is not subject to a sinking fund and is not convertible into Apache common stock or any other securities. Apache has the option to redeem the Series B preferred stock at $1,000 per share on or after August 25, 2008. Holders of the shares are entitled to receive cumulative cash dividends at an annual rate of $5.68 per depositary share when, and if, declared by Apache's board of directors.

     The Series B preferred stock ranks prior and superior to our common stock and Series A preferred stock as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up.

     If dividends are not paid on the Series B preferred stock, payments on our common stock are prohibited and dividends on any other capital stock are restricted.

     Shares of Series B preferred stock generally do not have voting rights. However, if we fail to pay the equivalent of six quarterly dividends payable on the Series B preferred stock or another class or series of preferred stock that ranks equally with the Series B preferred stock, then we will increase the size of our board of directors by two members. The holders of the Series B preferred stock and any other class or series of preferred stock ranking equally with the Series B preferred stock, voting as a single class, will then have the right to vote for the two additional directors. This voting right would continue until we paid all past dividends on all that preferred stock.

     Without the vote of at least 80% of the outstanding shares of Series B preferred stock, we may not alter or repeal any provision in our charter so as to adversely affect the rights of the Series B preferred stock.

  Undesignated Preferred Stock

     This summary of the undesignated preferred stock discusses terms and conditions that we expect will apply to all series of the preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each particular series of preferred stock offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

     We expect the prospectus supplement to include some or all of the following terms:

     - the designation of the series of preferred stock;

     - the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - the dividend rate or rates of the shares, the dates at which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

     - the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

     - the redemption rights and price or prices, if any, for the shares of preferred stock;

     - any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

     - any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

     - any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

     - whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

     - any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

     - any listing of the preferred stock on any securities exchange; and

     - the federal income tax considerations applicable to the preferred stock.

     Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions, as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

STOCKHOLDER RIGHTS PLAN

     In 1995, our board of directors adopted a stockholder rights plan to replace the former plan adopted in 1986. Under our stockholder rights plan, each of our common stockholders received a dividend of one "preferred stock purchase right" for each outstanding share of common stock that the stockholder owned. We refer to these preferred stock purchase rights as the "rights." Unless the rights have been previously redeemed, all shares of Apache common stock issued after the 1996 dividend are issued with rights. The rights trade automatically with our shares of common stock and become exercisable only under certain circumstances described below.

     The purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover. The rights may have certain anti-takeover effects. They should not, however, interfere with any merger or other business combination approved by our board of directors.

     The following description is a summary of all the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. Our stockholder rights plan is an exhibit to our registration statement on Form 8-A, as amended, which we filed with the Securities and Exchange Commission on January 24, 1996 and which is incorporated by reference as an exhibit to the registration statement that includes this prospectus. You may obtain a copy at no charge by writing to us at the address listed under the caption "Where You Can Find More Information."

  Exercise of Rights

     Until a right is exercised, the holder of a right will not have any rights as a stockholder. When the rights become exercisable, holders of the rights will be able to purchase from us 1/10,000th of a share of our Series A preferred stock, at a purchase price of $100, subject to adjustment, per 1/10,000th of a share.

     In general, the rights will become exercisable upon the earlier of:

     - ten calendar days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock; or

     - ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of our common stock.

  Flip in Event

     If a person or group becomes the beneficial owner of 20% or more of our common stock, then each right will then entitle its holder to receive, upon exercise, a number of shares of our common stock which is equal to the exercise price of the right divided by one-half of the market price of our common stock on the date of the occurrence of this event. We refer to this occurrence as a "flip in event." A flip in event does not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in Apache's best interests.

  Flip Over Event

     If at any time after a person or group becomes the beneficial owner of 20% or more of our common stock, Apache is acquired in a merger or other transaction in which Apache does not survive or in which our common stock is changed or exchanged or 50% or more of Apache's assets or earning power is sold or transferred, then each holder of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company's common stock on the date of the occurrence of this event. This exercise right will not occur if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in Apache's best interests.

  Exchange of Rights

     At any time after a flip in event, our board of directors may exchange the rights by providing to the holder one share of our common stock or one ten-thousandth of a share of our Series A preferred stock for each of the holder's rights.

  Redemption of Rights

     At any time before a flip in event, we may redeem the rights at a price of $.01 per right. The rights will expire on the close of business on January 31, 2006, subject to earlier expiration or termination as described in our stockholder rights plan.

     Unless and until the rights become exercisable, they will be transferred with and only with the shares of Apache common stock.

ANTI-TAKEOVER EFFECT OF PROVISIONS OF APACHE'S CHARTER AND BYLAWS AND DELAWARE
LAW

     Apache's charter and bylaws includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of Apache. Please refer to our charter and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption "Where You Can Find More Information."

     Provisions of Delaware law have a similar anti-takeover effect.

  Apache's Bylaws

     Apache's board of directors is divided into three classes, with directors serving staggered three-year terms.

  Apache's Charter

     Article Twelve generally stipulates that the affirmative vote of 80% of our voting shares is required to adopt any agreement for the merger or consolidation with or into any other corporation which is the beneficial owner of more than 5% of our voting shares. Article Twelve further provides that such 80% approval is necessary to authorize any sale or lease of assets between Apache and any beneficial holder of 5% or more of our voting shares.

     Article Fourteen contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than 5% of our outstanding voting stock in connection with any

     - plan of merger;

     - consolidation or reorganization;

     - any sale or lease of substantially all of our assets; or

     - any issuance of our equity securities to the 5% stockholder must provide at least as favorable terms to each holder of common stock other than the stockholder making the tender offer.

     Article Fifteen contains an "anti-greenmail" mechanism which prohibits Apache from acquiring any voting stock from the beneficial owner of more than 5% of the outstanding voting stock, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 of the Securities Exchange Act of 1934 and acquisitions at a price not exceeding the market value per share.

     Article Sixteen prohibits the stockholders from acting by written consent in lieu of a meeting.

  Business Combinations with Interested Stockholders Under Delaware Law

     Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

     - the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

     As defined in Section 203, an "interested stockholder" is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a "business combination" includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

     The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Apache.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares.

     This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

GENERAL

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue "depositary receipts" for these "depositary shares." Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

     In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

     Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution. If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by Apache or the depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

     After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

VOTING THE PREFERRED STOCK

     We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder's depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

WITHDRAWAL OF PREFERRED STOCK

     When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder's depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot "re-deposit" these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     Apache and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

     We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then-outstanding at least 30 days prior to the date fixed for termination.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary shares will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

     Neither the depositary nor Apache will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Apache and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the deposit agreement. Each of Apache and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Apache and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party's risk to a satisfactory and customary level. Apache and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

     The applicable prospectus supplement will identify the depositary's corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

TITLE

     Apache, each depositary and any agent of Apache or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See "Book-Entry Securities" below.

                         DESCRIPTION OF DEBT SECURITIES

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indenture. The indenture under which debt securities will be issued contains additional important terms and provisions and is or will be filed as an exhibit to the registration statement that includes this prospectus.

     This summary of the indenture and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

     Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities under an indenture entered into between us and The Chase Manhattan Bank, as trustee. We may only offer up to $1,000,000,000 in principal amount of debt securities under this prospectus. However, the indenture does not limit the amount of debt securities we may issue under the indenture and provides that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

     Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

     Unless otherwise indicated in the applicable prospectus supplement, the payment of principal of, and any premium and interest on, the debt securities will rank pari passu with all of our other unsecured unsubordinated indebtedness. Principal and any premium and any interest will be payable, and the debt securities will be transferable, at the corporate trust office of the appropriate trustee, unless we specify otherwise in the accompanying prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

     We will describe special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

     Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indenture and the debt securities will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

GENERAL

     The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

     - the designation, aggregate principal amount and authorized denominations of the debt securities;

     - the date or dates on which the debt securities will mature;

     - the percentage of the principal amount at which the debt securities will be issued;

     - the date on which the principal of the debt securities will be payable;

     - whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

     - whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

     - the currency or currencies or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

     - if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

     - the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest;

     - the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

     - a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option or a holder's option and the terms and provisions of such redemption, exchange or conversion;

     - information with respect to book-entry procedures relating to global debt securities;

     - any redemption or sinking fund terms;

     - whether and under what circumstances we will pay "additional amounts," as defined in the indenture, on the debt securities to any holder who is a "United States alien," as defined in the indenture, in respect of any tax, assessment or governmental charge and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay any additional amounts. The term "interest," as used in this prospectus, includes any additional amounts;

     - any events of default or covenants of Apache with respect to the debt securities of a certain series that are different from those described in this prospectus;

     - if either or both of Section 402(2) of the indenture relating to defeasance or Section 402(3) of the indenture relating to covenant defeasance is not applicable to the debt securities, or if any covenants in addition to those specified in Section 402(3) of the indenture shall be subject to covenant defeasance;

     - any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

     - any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

     - any other specific terms of the debt securities.

     We are not obligated to issue all debt securities of any one series at the same time. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

     If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

     Other than as described below under "The Indenture Limits Our Ability to Incur Liens," "The Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions" and "We Are Obligated to Purchase Debt Securities on a Change in Control," the indenture does not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. The prospectus supplement relating to the particular series of debt securities, to the extent not otherwise described in this prospectus, will include any information with respect to any deletions from, modifications of or additions to the events of default described below and contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

INTEREST RATES AND DISCOUNTS

     The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

     We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

EXCHANGE, REGISTRATION AND TRANSFER

     Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

     You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for the indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located in Europe in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

     In the event of any redemption, we will not be required to:

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. However, if, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

     Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

     Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

     - as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

     - as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

     We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

     - a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

     - a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

     However, if the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

     All moneys we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

     - by the applicable depositary to a nominee of the depositary;

     - by any nominee to the depositary itself or another nominee; or

     - by the depositary or any nominee to a successor depositary or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

     When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of participants that have accounts with the depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

     As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

     - will not be entitled to have any of the underlying debt securities registered in their names;

     - will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

     - will not be considered the owners or holders under the indenture relating to those debt securities.

     Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

     We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest relating to a permanent global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those participants.

     If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In that instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $1,000 or integral multiples of $1,000.

     For a description of the depository arrangements for global securities held by The Depository Trust Company, see "Book-Entry Securities."

THE INDENTURE LIMITS OUR ABILITY TO INCUR LIENS

     Nothing in the indenture or the debt securities will in any way limit the amount of indebtedness or securities which we or our subsidiaries, as defined in the indenture, may incur or issue. The indenture provides that neither us nor any of our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge, security interest or other encumbrance -- defined in the indenture as "liens" -- upon any of its property unless we provide that any and all debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. The restrictions on liens will not, however, apply to:

     - liens existing on the date of the indenture or provided for under the terms of agreements existing on the date thereof;

     - liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries' properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or securing indebtedness incurred to provide funds therefor;

     - liens securing only indebtedness owed by us or one of our subsidiaries to us or to one or more of our subsidiaries;

     - liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

     - liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed for the benefit of a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

     - any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the indenture;

     - certain other liens incurred in the ordinary course of business; or

     - liens which secure "Limited Recourse Indebtedness," as defined in the indenture.

     In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

     - the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

     - the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

     - liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made by it with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

THE INDENTURE LIMITS OUR ABILITY TO ENGAGE IN SALE/LEASEBACK TRANSACTIONS

     Unless we specify otherwise in the applicable prospectus supplement, neither we nor any of our subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to us or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

     - either we or our subsidiary would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

     - since the date of the indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we have or our subsidiary has expended or will expend for any property -- including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property -- an amount equal to all or a portion of the net proceeds of that arrangement and we designate such amount as a credit against that arrangement, with any that amount not being so designated to be applied as set forth in the next item; or

     - during or immediately after the expiration of the 12 months after the effective date of that transaction, we apply to the voluntary defeasance or retirement of the debt securities and or other senior indebtedness, as defined in the indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction or the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we utilize as set forth in the prior item. The amount will be reduced by the principal amount of senior indebtedness we voluntarily retire within that 12-month period.

THE INDENTURE INCLUDES EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an "event of default" under the indenture with respect to the debt securities of any series:

     - if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

     - if we fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

     - if we fail to perform, or we breach any of our other covenants or warranties in the indenture or the debt securities -- other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than the debt securities -- and that breach of failure continues for 60 days after written notice as provided in the indenture;

     - if any of our indebtedness, as defined in the indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the indenture specifying such event of default and requiring us to cause that acceleration to be rescinded or annulled;

     - if we fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith;

     - certain events of bankruptcy, insolvency or reorganization involving us; and

     - any other event of default provided with respect to the debt securities of that series.

     If an event of default with respect to the debt securities of any series, other than an event of default described in the second to last and third to last items above, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of that debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul such acceleration. If an event of default described in the second to last and third to last items above occurs, the principal amount and accrued interest -- or a lesser amount as provided for in the debt securities of that series -- will become immediately due and payable without any declaration or other act by the trustee or any holder.

     Within 90 days after the occurrence of any event of default under the indenture with respect to the debt securities of any series, the trustee must transmit notice of the event of default to the holders of the debt securities of that series unless the event of default has been cured or waived. However, except in the case of a payment default, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

     If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

     Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

WE ARE OBLIGATED TO PURCHASE DEBT SECURITIES ON A CHANGE IN CONTROL

     If a change in control, as defined in the indenture, occurs, within 15 days we must mail a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series. The notice must also be published at least once in an authorized newspaper, as defined in the indenture, and must state:

     - the event causing the change in control and the date thereof;

     - the date by which notice of the change in control is required by the indenture to be given;

     - the date, 35 business days after the occurrence of the change in control, by which we must purchase debt securities we are obligated to purchase pursuant to the selling holder's exercise of rights on change in control;

     - the price we must pay for the debt securities we are obligated to purchase;

     - the name and address of the trustee;

     - the procedure for surrendering debt securities to the trustee or other designated office or agent for payment;

     - a statement of our obligation to make prompt payment on proper surrender of the debt securities;

     - the procedure for holders' exercise of rights of sale of the debt securities; and

     - the procedures by which a holder may withdraw such a notice after it is given.

     After we give this notice we will obligated, at the election of each holder, to purchase such debt securities. Under the indenture, a change in control is deemed to have occurred when:

     - any event requiring the filing of any report under or in response to
       Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50% or more of the our common stock then outstanding or 50% or more of the voting power of the our voting stock then outstanding;

     - the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in the indenture; or

     - the completion of a consolidation or merger of us with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing prior to the transaction is converted into cash, securities or other property and those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor's common stock or 75% or more of the voting power of the survivor's voting stock.

     We will not purchase any debt securities if there has occurred and is continuing an event of default under the indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13E-4, if applicable, of the Securities Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

     - have become due and payable;

     - will become due and payable within one year; or

     - are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

     The indenture provides that, unless the provisions of section 402 of the indenture are made inapplicable to the debt securities, we may elect either

     - to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as "legal defeasance"; or

     - to be released from its obligations with respect to such debt securities under the covenants described in "The Indenture Limits Our Ability to Incur Liens" and "The Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions" above or, if provided pursuant to section 301 of the indenture, its obligations with respect to any other covenant, which we refer to as "covenant defeasance."

     In the case of legal defeasance we will still retain some obligations in respect of the debt securities, including or obligations:

     - to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

     - to register the transfer or exchange of the debt securities;

     - to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

     - to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust.

     After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

     To elect either legal defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

     In addition, we can only elect legal defeasance or covenant defeasance if, among other things,

     - the applicable defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are is bound;

     - no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust; and

     - we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

     The indenture deems a foreign currency to be any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

     The indenture defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers thereof and are:

     - direct obligations of the United States or the government or the governments in the confederation which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

     - obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments which issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depository receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depository receipt.

     Unless we disclose otherwise in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

     - the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

     - a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

     - in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

     - with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

     The indenture defines a "conversion event" as the cessation of use of:

     - a foreign currency other than the ECU both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

     - the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

     - any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

     If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable for payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

     Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an event of default.

MODIFICATION AND WAIVER

     We and the trustee may modify the indenture or waive certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification or waiver. However, provisions of the indenture may not be waived or modified without the consent of the holder of each debt security affected thereby if the modification or waiver would:

     - change the stated maturity of the principal of, or premium, if any, on, or any installment of principal, if any, of or interest on, or any additional amounts with respect to, any debt security;

     - reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security;

     - change the coin or currency in which any debt security or any premium or any interest on such debt security or any additional amounts with respect to the debt security is payable;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities or, in the case of redemption, exchange or conversion, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

     - reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

     - change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture; or

     - modify any of the above provisions.

     The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

     - a payment default with respect to debt securities of that series; or

     - a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person that is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as any successor person assumes our obligations on the debt securities and that after giving effect to the transaction no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing, and as long as some other conditions are met.

                             BOOK-ENTRY SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than common stock, in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

     No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

     DTC has informed us that it is:

     - a limited purpose trust company organized under New York banking laws;

     - a "banking organization" within the meaning of the New York banking laws;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the Securities Exchange Act.

     DTC has also informed us that it was created to:

     - hold securities for "participants"; and

     - facilitate the clearance and settlement of securities transactions among participants through electronic book-entry, thereby eliminating the need for the physical movement of securities certificates.

     Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

     Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

     Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

     DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

     DTC has further advised us that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom it acquires services to impress upon them the importance of such services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation -- and, as appropriate, testing -- of their services. In addition, DTC is in the process of developing contingency plans that it considers appropriate.

     According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

     - we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

     If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

     Except as described above:

     - a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

     - DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

     None of Apache, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

                              PLAN OF DISTRIBUTION

     We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     We may also sell securities directly to one or more purchasers without using underwriters or agents.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                                 LEGAL MATTERS

     The legality of the securities will be passed upon for Apache by its Vice President and General Counsel, Z. S. Kobiashvili. As of the date of this prospectus, Mr. Kobiashvili owns 1,990 shares of Apache common stock through Apache's 401(k) savings plan, holds employee stock options to purchase 45,700 shares of Apache common stock, of which options to purchase 21,200 shares are currently exercisable, and holds a conditional grant under Apache's 1996 share Price Appreciation Plan relating to 18,900 shares of Apache common stock, none of which is vested. In addition, other customary legal matters relating to the offering of the securities, including matters relating to our due incorporation, legal existence and authorized capitalization, will be passed upon for Apache by Mr. Kobiashvili or Mayor, Day, Caldwell & Keeton, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited consolidated financial statements of Apache that are incorporated by reference into this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The information incorporated by reference into this prospectus regarding the total proved reserves of Apache was prepared by Apache and reviewed by Ryder Scott Company Petroleum Engineers, as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference into this prospectus regarding the total estimated proved reserves acquired from Texaco Exploration and Production Inc. was prepared by Apache and reviewed by Ryder Scott, as stated in their letter reports, and is incorporated by reference in reliance upon the authority of that firm as experts in these matters. The information incorporated by reference into this prospectus regarding the total proved reserves of DEKALB was prepared by DEKALB and for the four years ended December 31, 1994 was reviewed by Ryder Scott, as stated in their letter reports with respect thereto, and is incorporated by reference in reliance upon the authority of that firm as experts in these matters.

     A portion of the information incorporated by reference in this prospectus regarding the total proved reserves of Aquila Energy Resources Corporation acquired by Apache was prepared by Netherland, Sewell & Associates, Inc. as of December 31, 1994, as stated in their letter report, and is incorporated by reference in reliance upon the authority of that firm as experts in those matters. Netherland, Sewell did not review any of the reserves of Aquila acquired during 1995.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Securities and Exchange Commission filing fee...............   $278,000
Rating agency fees..........................................     50,000
Legal fees and expenses.....................................    200,000
Accounting fees and expenses................................     75,000
Trustee's fees and expenses.................................     12,000
Printing and engraving......................................    100,000
Miscellaneous...............................................     30,000
                                                               --------
          Total.............................................   $745,000
                                                               ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Apache's restated certificate of incorporation provides that Apache shall, to the full extent permitted under the Delaware General Corporation Law, indemnify its officers, directors, employees and agents.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Apache maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Article VII of Apache's bylaws provides, in substance, that directors, officers, employees and agents of Apache shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, Article Seventeen of Apache's restated certificate of incorporation eliminates in certain circumstances the monetary liability of directors of Apache for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

     - for a breach of the director's duty of loyalty to Apache or its stockholders;

     - for acts or omissions by the director not in good faith;

     - for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

     - under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

     - for transactions from which the director derived an improper personal benefit.

     Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements Apache agrees to in connection with offerings of the securities registered by this registration statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           1.1           -- The form of underwriting agreement will be filed as an
                            exhibit to a current report of Apache and incorporated in
                            this registration statement by reference.
           3.1           -- Restated Certificate of Incorporation of Apache dated
                            December 1, 1993, as filed with the Secretary of State of
                            Delaware on December 16, 1993 (incorporated by reference
                            to Exhibit 3.1 to Apache's Annual Report on Form 10-K for
                            year ended December 31, 1993, SEC File No. 1-4300).
           3.2           -- Certificate of Ownership and Merger Merging Apache Energy
                            Resources Corporation into Apache, effective December 31,
                            1995, as filed with the Secretary of State of Delaware on
                            December 21, 1995 (incorporated by reference to Exhibit
                            3.2 to Apache's Annual Report on Form 10-K for year ended
                            December 31, 1995. SEC File No. 1-4300).
           3.3           -- Certificate of Designations, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of Apache,
                            effective January 31, 1996, as filed with the Secretary
                            of State of Delaware on January 22, 1996 (incorporated by
                            reference to Exhibit 3.3 to Apache's Annual Report on
                            Form 10-K for year ended December 31, 1995, SEC File No.
                            1-4300).
           3.4           -- Certificate of Ownership and Merger merging Apache PHN
                            Company, Inc. into Registrant, effective July 1, 1998, as
                            filed with the Secretary of State of Delaware on July 1,
                            1998 (incorporated by reference to Exhibit 3.4 to
                            Apache's Annual Report on Form 10-K for the year ended
                            December 31, 1998, SEC File No. 1-4300).
           3.5           -- Agreement and Plan of Merger merging MWJR Petroleum
                            Corporation into Registrant, effective September 1, 1998,
                            as filed with the Secretary of State of Delaware on
                            August 19, 1998 (incorporated by reference to Exhibit 3.5
                            to Apache's Annual Report on Form 10-K for the year ended
                            December 31, 1998, SEC File No. 1-4300).

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           3.6           -- Certificate of Ownership and Merger merging MW Petroleum
                            Corporation into Registrant, effective September 1, 1998,
                            as filed with the Secretary of State of Delaware on
                            August 19, 1998 (incorporated by reference to Exhibit 3.6
                            to Apache's Annual Report on Form 10-K for the year ended
                            December 31, 1998, SEC File No. 1-4300).
           3.7           -- Certificate of Designations, Preferences and Rights of
                            5.68% Cumulative Preferred Stock, Series B, of
                            Registrant, as filed with the Secretary of State of
                            Delaware on August 21, 1998 (incorporated by reference to
                            Exhibit 3.7 to Apache's Annual Report on Form 10-K for
                            the year ended December 31, 1998, SEC File No. 1-4300).
           3.8           -- Certificate of Correction to Certificate of Designations,
                            Preferences and Rights of 5.68% Cumulative Preferred
                            Stock, Series B, of Registrant, as filed with the
                            Secretary of State of Delaware on August 24, 1998
                            (incorporated by reference to Exhibit 3.8 to Apache's
                            Annual Report on Form 10-K for the year ended December
                            31, 1998, SEC File No. 1-4300).
           3.9           -- Bylaws of Apache, as amended September 17, 1998
                            (incorporated by reference to Exhibit 3.2 to Apache's
                            Quarterly Report of Form 10-Q, for the quarter Ended
                            September 30, 1998, SEC File No. 1-4300).
           4.1           -- Form of Indenture between Apache and The Chase Manhattan
                            Bank, as Trustee and successor to Chemical Bank,
                            governing the Debt Securities (incorporated by reference
                            to Exhibit 4.1 to Apache's Registration Statement on Form
                            S-3, Registration No. 33-63923, filed November 2, 1995).
           4.2           -- Form of First Supplemental Indenture between Apache and
                            The Chase Manhattan Bank, as Trustee (incorporated by
                            reference to Exhibit 4.1 to Apache's Current Report on
                            Form 8-K, dated October 31, 1996, SEC File No. 1-4300).
           4.3           --Form of Deposit Agreement with Form of Depositary Receipt
                            (incorporated by reference to Exhibit 4.1 to Apache's
                            Current Report on Form 8-K/A, dated August 19, 1998, SEC
                            File No. 1-4300).
          *5.1           -- Opinion of general counsel regarding legality of
                            securities being registered.
          12.1           -- Statement of computation of ratio of earnings to combined fixed charges and preferred stock dividends (incorporated
                            by reference to Exhibit 99.1 to Apache's Current Report
                            on Form 8-K, dated March 2, 1999, SEC File No. 1-4300).
         *23.1           -- Consent of Arthur Andersen LLP, Houston, Texas.
         *23.2           -- Consent of Ryder Scott Company Petroleum Engineers.
         *23.3           -- Consent of Netherland, Sewell & Associates, Inc.
         *23.4           -- Consent of general counsel (included in Exhibit 5.1).
         *23.5           -- Consent of Mayor, Day, Caldwell & Keeton, L.L.P.
         *24.1           -- Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement).
         *25.1           -- Statement of Eligibility and Qualification under Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, on Form T-1.
          99.1           -- Form of Apache's common stock certificate (incorporated by reference to Exhibit 4.1 to the Apache's Annual Report
                            on Form 10-K for year ended December 31, 1995, SEC File
                            No. 1-4300).

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          99.2           -- Rights Agreement dated January 31, 1996, between Apache and Norwest Bank Minnesota, N.A., rights agent, relating
                            to the declaration of a rights dividend to Apache's
                            common shareholders of record on January 31, 1996
                            (incorporated by reference to Exhibit (a) to Apache's
                            Registration Statement on Form 8-A, dated January 24,
                            1996, SEC File No. 1-4300).
          99.3           -- Form of Apache's Right Certificate (incorporated by
                            reference to Exhibit (b) to Apache's Registration
                            Statement on Form 8-A, dated January 24, 1996, SEC File
                            No. 1-4300).

---------------

* Filed herewith.

ITEM 17. UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned Registrant hereby undertakes that:

          (a) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                            APACHE CORPORATION

                                            By:      /s/ RAYMOND PLANK
                                              ----------------------------------
                                                        Raymond Plank,
                                                 Chairman and Chief Executive
                                                            Officer

Date: April 2, 1999

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Z. S. Kobiashvili and Roger B. Plank, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                      DATE
                     ---------                                       -----                      ----

                 /s/ RAYMOND PLANK                     Chairman and Chief Executive         April 2, 1999
---------------------------------------------------      Officer (Principal Executive
                   Raymond Plank                         Officer)

                /s/ ROGER B. PLANK                     Vice President and Chief             April 2, 1999
---------------------------------------------------      Financial Officer (Principal
                  Roger B. Plank                         Financial Officer)

              /s/ THOMAS L. MITCHELL                   Vice President and Controller        April 2, 1999
---------------------------------------------------      (Principal Accounting Officer)
                Thomas L. Mitchell

                     SIGNATURE                                       TITLE                      DATE
                     ---------                                       -----                      ----

              /s/ FREDERICK M. BOHEN                   Director                             April 2, 1999
---------------------------------------------------
                Frederick M. Bohen

               /s/ G. STEVEN FARRIS                    Director                             April 2, 1999
---------------------------------------------------
                 G. Steven Farris

              /s/ RANDOLPH M. FERLIC                   Director                             April 2, 1999
---------------------------------------------------
                Randolph M. Ferlic

              /s/ EUGENE C. FIEDOREK                   Director                             April 2, 1999
---------------------------------------------------
                Eugene C. Fiedorek

                                                       Director                             April  , 1999
---------------------------------------------------
                 A.D. Frazier, Jr.

              /s/ STANLEY K. HATHAWAY                  Director                             April 2, 1999
---------------------------------------------------
                Stanley K. Hathaway

                 /s/ JOHN A. KOCUR                     Director                             April 2, 1999
---------------------------------------------------
                   John A. Kocur

            /s/ GEORGE D. LAWRENCE JR.                 Director                             April 2, 1999
---------------------------------------------------
              George D. Lawrence Jr.

                /s/ MARY RALPH LOWE                    Director                             April 2, 1999
---------------------------------------------------
                  Mary Ralph Lowe

                 /s/ F.H. MERELLI                      Director                             April 2, 1999
---------------------------------------------------
                   F.H. Merelli

                /s/ JOSEPH A. RICE                     Director                             April 2, 1999
---------------------------------------------------
                  Joseph A. Rice

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------

           5.1           -- Opinion of general counsel regarding legality of
                            securities being registered.
          23.1           -- Consent of Arthur Andersen LLP, Houston, Texas.
          23.2           -- Consent of Ryder Scott Company Petroleum Engineers.
          23.3           -- Consent of Netherland, Sewell & Associates, Inc.
          23.4           -- Consent of general counsel (included in Exhibit 5.1).
          23.5           -- Consent of Mayor, Day, Caldwell & Keeton, L.L.P.
          24.1           -- Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement).
          25.1           -- Statement of Eligibility and Qualification under Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, on Form T-1.